_________, 2008

Korea Milestone Acquisition Corporation
SoftForum Building, 8th Floor
545-7 Dogokdong
Gangnam, Seoul, Korea, 135-170

Broadband Capital Management
712 Fifth Avenue, 49th Floor
New York, NY 10019

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Korea Milestone Acquisition Corporation, a Cayman Islands company (the “Company”), and Broadband Capital Management LLC, as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”) of the Company’s units (the “Units”), each Unit comprised of two ordinary shares of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 13 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriters as follows:

1.
If the Company solicits the approval of its shareholders of a Business Combination or an Extended Period, the undersigned will (i) vote all Initial Ordinary Shares beneficially owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares with respect to a Business Combination or the Extended Period and (ii) vote all IPO Shares that may be acquired by him or it in the IPO or in the aftermarket in favor of a Business Combination and the Extended Period.

2.
In the event that the Company fails to consummate a Business Combination within (x) 21 months of the closing date of the IPO or (y) 33 months from the closing date of the IPO if the Company’s shareholders approve a proposal to extend the period of time to consummate a Business Combination by an additional 12 months and public shareholders owning less than 40% of the shares sold in the IPO exercise their conversion rights, the undersigned will, as promptly as possible, (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company held outside of the Trust Account as a result of such liquidation with respect to the Initial Ordinary Shares beneficially owned by him. The undersigned further waives any and all right, title, interest or claim in or to the Trust Account the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event that the Company fails to consummate a Business Combination and the Trust Account is liquidated and distributed, nothing herein shall prevent the undersigned from participating in the Trust Account pro rata with the other holders of IPO Shares with respect to any IPO Shares purchased by the undersigned as part of the IPO or in the aftermarket. In the event of the liquidation of the Trust Account, the undersigned agrees to indemnify and hold harmless the Company, pro rata based on the undersigned’s beneficial ownership of the Initial Ordinary Shares, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person or entity who is owed money by the Company for services rendered or contracted for, products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account; provided that such indemnity shall not apply (i) if such vendor, person or entity or prospective target business executed an agreement waiving any claims against the Trust Account (even if such waiver is subsequently found to be invalid or unenforceable), or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants or Sponsors’ Warrants, all rights under which will terminate upon the Company’s liquidation. If the remaining assets outside the Trust Account are insufficient to pay the costs of liquidation, the undersigned agrees to advance to the Company the funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

3.
The undersigned hereby (a) waives the undersigned’s right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, and (b) agrees that the undersigned will not seek redemption with respect to such Ordinary Shares in connection with any vote to approve (i) the Extended Period, or (ii) a Business Combination.

4.
The undersigned hereby agrees and consents to (i) escrow all of the undersigned’s Initial Ordinary Shares until one (1) year after the date of the consummation of a Business Combination, subject to the terms of an Escrow Agreement, which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, and (ii) execute said Escrow Agreement, in a form acceptable to the Company.

5.            (a) Subject to the pre-existing fiduciary duties of the undersigned, the undersigned agrees that, from the date of the Prospectus until the earliest of the Company’s consummation of its initial Business Combination, the Company’s liquidation, or until such time as the undersigned ceases to be an executive officer or director (as applicable), the undersigned will, and will cause companies or entities under the undersigned’s control to offer to the Company, before pursuing for himself or offering to others, any business combination opportunity presented to the undersigned with a target business (i) that has a fair market value between $79.2 million and $400 million, (ii) whose primary operations are located in the Republic of Korea, and (iii) where the opportunity is to acquire at least a controlling interest in the target business (which would be at least a majority of the voting securities of the target business and/or control through contractual arrangements of the target business or the majority of any governing body of the target business). Subject to the pre-existing fiduciary duties of the undersigned, the undersigned has agreed that the undersigned will not, and will cause each other company or entity under the undersigned’s control not to, pursue any such business opportunity other than on the Company’s behalf unless and until the Company’s board of directors, including a majority of the Company’s disinterested independent directors, has determined that the Company will not pursue such opportunity.

(b) The undersigned agrees that the undersigned will not organize or become involved in any other blank check company with a focus on acquiring a target business in Korea until the Company has entered into a definitive agreement regarding its initial Business Combination and filed a Report of Foreign Private Issuer on Form 6-K relating to the initial Business Combination, it being agreed and understood that the undersigned may, however, organize or become involved in other blank check companies with a focus other than acquiring a target business in Korea.

6.
The undersigned agrees to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company until the earlier of the consummation by the Company of its initial Business Combination or the liquidation of the Company; provided, however, that nothing herein shall be construed as providing a right of the undersigned to maintain any position if removed by proper corporate action. If for any reason, or for no reason, the undersigned no longer serves in each of the positions set forth opposite the undersigned's name in the Prospectus under the heading “Management” at the closing of the initial Business Combination or any time prior thereto, the undersigned will immediately forfeit all of his Initial Ordinary Shares, and such Initial Ordinary Shares will be reallocated among the remaining officers and directors or to any replacement officer or director, as determined by the Chairman of the Board of Directors. The undersigned's sole right with respect to any Initial Ordinary Shares so forfeited shall be to receive the amount originally paid by the undersigned for such shares, which amount shall be due and payable promptly after the consummation of the Initial Business Combination. The undersigned’s biographical information furnished to the Company and the Underwriters and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s completed questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all material respects.

7.	The undersigned represents and warrants that the undersigned:

(a) is not subject to or a respondent in any legal action for, any injunction, cease-and desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or entity, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c) has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

8.
The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any entity that is affiliated with any of the Company’s officers, directors or Existing Shareholders, unless the Company obtains an opinion from an independent investment banking firm indicating that the Business Combination is fair to the Company’s Public Shareholders from a financial perspective.

9.
Except as disclosed in the Prospectus, neither the undersigned nor any family member or affiliate of the undersigned will be entitled to receive, and no such person or entity will accept, any compensation, fee (finder’s or otherwise), reimbursement or payment (a) from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination, other than reimbursement from the Company for the undersigned’s reasonable out-of-pocket expenses related to identifying, investigating and consummating a Business Combination, or (b) in the event that the undersigned or any family member or affiliate of the undersigned originates a Business Combination.

10.
The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement), to enter into this Letter Agreement and to serve as an officer, director and shareholder of the Company. The undersigned hereby consents to being named in the Prospectus (as determined by the Company).

11.
The undersigned agrees that until the consummation of a Business Combination, the undersigned will not recommend or take any action to amend or waive any provisions of Article 49 of the Company’s second amended and restated memorandum and articles of association.

12.
The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement or, if earlier, the date the Underwriters terminate their option to purchase optional Units (i.e., their over-allotment option, as described in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will promptly sell to the Company, and the Company shall repurchase from the undersigned, at the price per share of $0.0001 in cash, the number of Ordinary Shares determined by multiplying (a) the product of (i) 375,000, multiplied by (ii) a fraction, (x) the numerator of which is the number of Initial Ordinary Shares held by the undersigned, and (y) the denominator of which is the number of Initial Ordinary Shares held by all Existing Shareholders, by (b) a fraction, (i) the numerator of which is 750,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their option to purchase optional Units, and (ii) the denominator of which is 750,000.

13.
As used herein, (a) a “Business Combination” shall mean the Company’s initial acquisition of, or acquisition of control of, one or more operating businesses having its or their principal place of business in the Republic of Korea, through a merger, stock exchange, stock purchase, asset acquisition, reorganization or other similar business combination, or contractual arrangements, having an aggregate fair market value of at least eighty percent (80%) of the balance held in the Trust Account (less the amount held in the Trust Account representing the deferred underwriting discounts and commissions and taxes payable, but including any amounts paid to redeeming shareholders in connection with the approval of any proposed extension) at the time of the execution of a definitive agreement for the Business Combination; (b) “Existing Shareholders” shall mean the officers, directors and shareholders of the Company prior to the Offering; (c) “Initial Ordinary Shares” shall mean all of the Ordinary Shares owned by an Existing Shareholder prior to the Offering (and shall include any Ordinary Shares issued as dividends with respect to such shares); (d) “Public Shareholders” shall mean the holders of securities issued in the Offering; (e) “Trust Account” shall mean the trust account established for the benefit of the Public Shareholders into which a portion of the net proceeds of the Offering will be deposited; and (f) the “Extended Period” shall mean the additional 12-month period to approve a Business Combination as more specifically described in the Registration Statement.

14.
The undersigned acknowledges and understands that the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

15.
The undersigned hereby agrees to take, or cause to be taken, all actions (including, without limitation, executing all agreements and documents) and to do, or cause to be done, all things necessary, proper or advisable to fulfill the undersigned’s obligations under this Letter Agreement, or as may otherwise be requested or required of the undersigned by the Company.

16.
This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto. Any purported assignment in violation of this Section 16 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of, or relating in any way to this Letter Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction. The undersigned hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort, or otherwise) arising out of, connected with or relating to this Letter Agreement. The undersigned hereby agrees to appoint Samuel Effron at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017 (the “Agent”) for the service of process in the State of New York, which such Agent shall be reasonably acceptable to the Company and Broadband Capital Management ("Broadband"), to receive, for the undersigned and on the undersigned's behalf, service of process in any proceeding. If for any reason such Agent is unable to act as such, the undersigned will promptly (i) notify the Company and Broadband and (ii) appoint a substitute agent reasonably acceptable to each of the Company and Broadband, and nothing in this Letter Agreement will affect the right of either party to serve process in any other manner permitted by law.  This Letter Agreement shall be binding on the undersigned and the undersigned’s respective heirs, personal representatives, successors and assigns. This Letter Agreement shall terminate on the earlier of (a) the expiration of the longest lock-up period applicable to the undersigned’s Initial Ordinary Shares and (b) the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this Letter Agreement prior to its termination.

(Remainder of page intentionally left blank. Signature page to follow.)

Sincerely,

Sang-Chul Kim

Accepted and agreed:

KOREA MILESTONE ACQUISITION CORPORATION

By:_________________________________

Name:

Title:

BROADBAND CAPITAL MANAGEMENT LLC

By:_________________________________

Name:

Title:

EXHIBIT A

BIOGRAPHICAL INFORMATION FURNISHED TO THE COMPANY

EXHIBIT B

QUESTIONNAIRES